                                                               Exhibit No. Ex-18

                        BAUMANN, RAYMONDO & COMPANY, P.A.
                          Certified Public Accountants
                          405 N. Reo Street, Suite 200
                                 Tampa, FL 33609
                                 (813) 288-8826
                               Fax: (813) 288-8836

November 20, 2006

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Re:      Sovereign Exploration Associates International, Inc.
         Form 10-Q for the quarter ended September 30, 2006

Gentlemen:

During the quarter ended September 30, 2006,  Sovereign  Exploration  Associates
International,  Inc.  terminated its election as a Business  Development Company that it had  previously  made under the  Investment  Company  Act of 1940.  This termination  resulted  in a change  in  accounting  principles  from  investment company  accounting  principles,  pursuant  to Article 6 of  Regulation  S-X, to operating company accounting principles.

Because  the  Company is no longer an  investment  company,  the change is to an
alternative   principle   which  in  our  judgment  is   preferable   under  the
circumstances. We concur with the application of the change.

Sincerely,

\s\ Baumann, Raymondo & Company, P.A.
BAUMANN, RAYMONDO & COMPANY, P.A.